AL JURAID & COMPANY
MEMBER FIRM OF
PRICEWATERHOUSECOOPERS
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                                                           Ali Reza Tower
                                                           P.O. Box 16415
                                                           Jeddah 21464
                                                           Saudi Arabia
                                                           Telephone: 653-4880
                                                           Facsimile: 653-2370


INDEPENDENT AUDITORS' CONSENT
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The Procter & Gamble Company:

We consent to the incorporation by reference in Registration Statement relating to 100,000 shares of Common Stock of The Procter & Gamble Company on Form S-8 of our report dated June 12, 2000 appearing in this Annual Report on Form 11-K of the Savings and Thrift Plan (Saudi Arabia) of The Procter & Gamble Company for the plan fiscal year ended December 31, 1999.

AL JURAID & COMPANY



By: /s/ABDULLAH M. AL JURAID
    ------------------------
    Abdullah M. Al Juraid
    License Number 99


June 17, 2000














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                                            Al Juraid & Company, License No. 25
                                            Licensed Partners:
                                            Abdullah M. Al Juraid, No. 99
                                            Sami B. Al Sarraj, No. 165
                                            Penrhyn Wilson III, No. 182